    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 21, 1996
                                           REGISTRATION NO. 333-___________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                    ________________________________________

                    CARDIODYNAMICS INTERNATIONAL CORPORATION
               (Exact name of issuer as specified in its charter)

               CALIFORNIA                                95-3533362
     (State or other jurisdiction of       (I.R.S. Employer Identification No.)
     incorporation or organization)

                     6155 CORNERSTONE COURT EAST, SUITE 125
                           SAN DIEGO, CALIFORNIA 92121
               (Address of Principal Executive Office) (Zip Code)
                     --------------------------------------

                      1995 STOCK OPTION/STOCK ISSUANCE PLAN
                (as amended and restated through August 15, 1995)
                            (Full title of the plan)
                     --------------------------------------

                                 RICHARD E. OTTO
                      President and Chief Executive Officer
                    CARDIODYNAMICS INTERNATIONAL CORPORATION
                     6155 CORNERSTONE COURT EAST, SUITE 125
                           SAN DIEGO, CALIFORNIA 92121
                     (Name and address of agent for service)
          Telephone number, including area code, of agent for service:
                                 (619) 535-0202
                     ---------------------------------------

                                   Copies to:
                             HAYDEN J. TRUBITT, ESQ.
                         BROBECK, PHLEGER & HARRISON LLP
                          550 West C Street, Suite 1300
                          San Diego, California  92101
                     --------------------------------------

               This Registration Statement shall become effective
                 immediately upon filing with the Securities and
                Exchange Commission, and sales of the registered
                  securities will begin as soon as reasonably
                     practicable after such effective date.
                     --------------------------------------


                                   CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
Title of                                        Proposed maximum      Proposed maximum
securities to                 Amount to be       offering price          aggregate              Amount of
be registered                  registered          per share           offering price       registration fee
-------------------------------------------------------------------------------------------------------------
Common Stock (under 1995      1,529,000(1)        $3.91(2)               $5,978,390           $1,812(2)
Stock Option/Stock
Issuance Plan


_________________
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1995 Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.
(2) Calculated solely for the purposes of this offering under Rule 457(h) and Rule 457(c) of the Securities Act of 1933, as amended, on the basis of the last sale reported per share of Common Stock of CardioDynamics International Corporation on October 16, 1996 as reported on the NASD Over the Counter Bulletin Board.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

CardioDynamics International Corporation (the "Registrant" or "Company") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

        (a) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended November 30, 1995, filed with the Commission pursuant to
              Section 13(a) of the Securities Exchange Actof 1934 (the "Exchange Act").

        (b) the Registrant's Quarterly Reports on Form 10-QSB for the fiscal quarters ended February 29, 1996, May 31, 1996 and August 31, 1996, filed with the Commission pursuant to Section 13(a) of the Exchange Act.

        (c) the Registrant's Registration Statement on Form 8-A filed with the Commission on April 19, 1984 pursuant to Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock.

        All documents filed by Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

                  Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        (a) Section 317 of the California General Corporation Law provides for the indemnification of officers and directors of the Company against expenses, judgments, fines and amounts paid in settlement under certain conditions and subject to certain limitations.

        (b) Article Three of the Bylaws of the Company provides that the Company shall indemnify any person who is or was a director, officer, employee or agent of the Company (or predecessor corporation of the Company), or any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, subject to certain limitations. In addition, expenses incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company.

        (c) Article Five of the Company's Articles of Incorporation, as amended (the "Articles") provides that no director of the Company shall be liable for monetary damages in an action by or in the right of the Company for breach of a director's duties to the Company and its shareholders, as set forth in Section 309 of the California Corporations Code, provided however that:(a) such provision does not eliminate or limit the liability of a director of the Company: (i) for acts or omissions that involve intentional misconduct or a knowing or culpable violation of law, (ii) for acts or omissions that a director of the Company believes to be contrary to the best interests of the Company or its shareholders or that involves the absence of good faith on the part of a director of the Company, (iii) or any transaction from which a director of the Company derives an improper personal benefit, (iv) for acts or omissions that show a reckless disregard of the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware in the ordinary course of performing the director's duties, of a risk of serious injury to the Company or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, (vi) under
Section 310 of the California Corporations Code, or (vii) under Section 316 of the California Corporations Code; such provision eliminating liability shall not eliminate or limit the ability of an officer for any act or omission as an officer notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors.

              The Company is authorized to provide indemnification of its agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the Company and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

               Not Applicable.

Item 8. EXHIBITS

Exhibit Number        Exhibit
--------------        -------
 5.1          Opinion and consent of Brobeck, Phleger & Harrison LLP.
23.1          Consent of Brobeck, Phleger & Harrison LLP is contained in
              Exhibit 5.1.
23.2          Consent of Independent Auditors, Peterson & CO.
24.1 Power of Attorney. Reference is made to page II-4 of this Registration Statement.
99.1* 1995 Stock Option/Stock Issuance Plan (as amended and restated through August 15, 1995).
99.2          Form of Stock Option Agreement.
99.3          Form of Notice of Grant.

* This exhibit was previously filed as part of, and is hereby incorporated by reference to Exhibit 10.2 filed with the Company's quarterly report on Form 10-QSB (Commission No. 0-11868) for the quarter ended August 31, 1995.

Item 9. UNDERTAKINGS

              A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, however, (1) that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) that the Registrant shall remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the Registrant's 1995 Stock Option/Stock Issuance Plan.

              B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

              C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions incorporated by reference in Item 6, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 17th day of October 1996.

                                   CARDIODYNAMICS INTERNATIONAL CORPORATION


                                   By   /s/ Richard E. Otto
                                        -----------------------------------
                                        Richard E. Otto
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of CardioDynamics International Corporation, a California corporation, do hereby constitute and appoint Richard E. Otto and Stephen P. Loomis, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                               Title                     Date
---------                               -----                     ----

/s/ Richard E. Otto           President, Chief Executive       October 17, 1996
---------------------------   Officer and Director
Richard E. Otto               (Principal Executive Officer)


/s/ Stephen P. Loomis         Vice President, Finance          October 17, 1996
---------------------------   (Principal Accounting
Stephen P. Loomis             Officer)

/s/ Stephenson M. Dechant     Director and Chief Financial     October 17, 1996
---------------------------   Officer
Stephenson M. Dechant


/s/ William P. Cordeiro       Director                         October 17, 1996
---------------------------
William P. Cordeiro


/s/ Nicholas V. Diaco         Director                         October 17, 1996
---------------------------
Nicholas V. Diaco, M.D.


/s/ James C. Gilstrap         Director                         October 17, 1996
---------------------------
James C. Gilstrap


/s/ Roger S. Kolasinski       Director                         October 17, 1996
---------------------------
Roger S. Kolasinski


/s/ Michael D. Padilla        Director                         October 17, 1996
---------------------------
Michael D. Padilla


/s/ Allen E. Paulson          Director                         October 17, 1996
---------------------------
Allen E. Paulson


/s/ Barry M. Zwick            Director                         October 17, 1996
---------------------------
Barry M. Zwick

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                    UNDER THE

                             SECURITIES ACT OF 1933


                    CARDIODYNAMICS INTERNATIONAL CORPORATION

                                  EXHIBIT INDEX

Exhibit Number        Exhibit
--------------        -------

 5.1                  Opinion and consent of Brobeck, Phleger & Harrison LLP.
23.1 Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.1.
23.2                  Consent of Independent Auditors, Peterson & CO.
24.1 Power of Attorney. Reference is made to page II-4 of this Registration Statement.
99.1* 1995 Stock Option/Stock Issuance Plan (as amended and restated through August 15, 1995).
99.2                  Form of Stock Option Agreement.
99.3                  Form of Notice of Grant.


* This exhibit was previously filed as part of, and is hereby incorporated by reference to Exhibit 10.2 filed with the Company's quarterly report on Form 10-QSB (Commission No. 0-11868) for the quarter ended August 31, 1995.